                                                          EXHIBIT 99.(d)(iii)(B)


                      SUPPLEMENTAL TERMS AND CONDITIONS TO
                THE ADMINISTRATIVE SERVICES AGREEMENT BETWEEN THE
                            AMERICAN AADVANTAGE FUNDS
                                       AND
                          AMR INVESTMENT SERVICES, INC.


         The attached amended Schedule A is hereby incorporated into the Administrative Services Agreement ("Agreement") dated March 1, 2002 between the American AAdvantage Funds and AMR Investment Services, Inc. To the extent that there is any conflict between the terms and conditions of the Agreement and these Supplemental Terms and Conditions ("Supplement"), this Supplement shall govern.

Dated:   May 13, 2003
      -----------------


                                    AMERICAN AADVANTAGE FUNDS


                                    By:
                                       -----------------------------------------
                                         Barry Y. Greenberg
                                         Vice President and Assistant Secretary


                                    AMR INVESTMENT SERVICES, INC.


                                    By:
                                       -----------------------------------------
                                         William F. Quinn
                                         President

                                     AMENDED
                                   SCHEDULE A
                                     TO THE
                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                            AMERICAN AADVANTAGE FUNDS
                                       AND
                          AMR INVESTMENT SERVICES, INC.

         As compensation pursuant to section 3 of the Administrative Services Agreement between American AAdvantage Funds (the "Trust") and AMR Investment Services, Inc. ("AMR"), the Trust shall pay to AMR a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund's average daily net assets:

CLASS OF SHARES                  FUNDS                                                  FEE
-----------------------------    --------------------------------------------     ----------------
AMR                              All                                                    0.00%

Institutional                    International Equity Index,                            0.05%
                                 Small Cap Index and S&P 500 Index

                                 All other non-Money Market Funds                       0.25%

                                 All Money Market Funds                                 0.10%

PlanAhead                        All non-Money Market Funds                             0.25%

                                 All Money Market Funds                                 0.10%

Platinum                         All                                                    0.10%

Service                          All                                                    0.25%



Dated: May 13, 2003